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                                                                   EXHIBIT 10.41

                       SECOND AMENDMENT TO LOAN DOCUMENTS

      THIS SECOND AMENDMENT TO LOAN DOCUMENTS (the "Second Amendment") made and entered into the 3rd day of June, 2002, by and among THE NEW YORK MORTGAGE COMPANY, LLC (hereinafter referred to as the "Borrower"), a New York limited liability company with its principal place of business located at 304 Park Avenue, South, 7th Floor, New York, New York 10010 and STEVEN B. SCHNALL AND JOSEPH V. FIERRO, as Guarantors and NATIONAL CITY BANK OF KENTUCKY, a national banking association with a place of business located at 101 South Fifth Street, Louisville, Kentucky 40202 (the "Lender").

WITNESSTH:

      Borrower, Guarantors and the Lender recite and agree as follows, which recitations and agreements constitute a part of this Agreement.

      A. All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Warehouse Credit Agreement between the Borrower, the Guarantors and the Lender dated as of January 25, 2002, as amended by the First Amendment to Loan Documents between the Borrower, the Guarantors and the Lender dated as of April 18, 2002 (the "Credit Agreement"). The Credit Agreement sets forth the terms and conditions relative to a $20,000,000.00 Warehouse Credit Facility (the "Warehouse Credit Facility") and certain subfacilities of the Warehouse Credit Facility made available by the Lender to the Borrower.

      B. The Borrower has requested that the Lender increase the Warehouse Credit Facility to a total of $25,000,000.00 and that the Lender extend the maturity date of the Warehouse Credit Facility to and until June 14, 2003, and the Lender has agreed to do so, upon the terms and conditions set forth in this Agreement.

      C. In accordance with the above, the Borrower shall execute an Amended and Restated Warehouse Promissory Note.

      NOW, THEREFORE, the Borrower, the Guarantors and the Lenders agree as follows:

      A. Amendments to the Credit Agreement. The Credit Agreement is hereby amended, modified and restated as follows:

            1.1 Definitions. The following changes are made to the Definitions section.

                  The following sentence is added after the definition of "Warehouse Note":

                  "Furthermore, notwithstanding the foregoing, the Warehouse Promissory Note shall be increased to Twenty-
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                  Five Million Dollars ($25,000,000) from the date of this
                  Second Amendment through the Maturity Date."

                  The following definition hereby amends and replaces, in its entirety, the definition of "Maturity Date":

                  "Maturity Date" shall mean June 14, 2003; provided that the Bank shall have the option, in its absolute discretion, either one time or from time to time, to extend the Maturity Date for an additional period not to exceed three hundred and sixty-four (364) days. If the Maturity Date is extended, the term Maturity Date shall mean the date of expiration of such extension."

                  The following definition is added to the Credit Agreement:

                  "Second Amendment to Loan Documents" means the Second Amendment to Loan Documents dated as of June 3, 2002.

            2.1 Warehouse Advances. The following sentence is added after the last paragraph of Section 2.1:

                  "Furthermore, notwithstanding the foregoing, the Warehouse Promissory Note shall be increased to Twenty-Five Million Dollars ($25,000,000) from the date of this Second Amendment through the Maturity Date."

            2.2   Note. Section 2.2 is amended and restated as follows:

                  "2.2 Note. The lending described in SECTION 2.1 above, to be made through Warehouse Advances made by the Bank in accordance with the terms set forth herein, shall be evidenced by the Amended and Restated Warehouse Promissory Note (the "Warehouse Note") of the Company substantially in the form of EXHIBIT A to the Second Amendment to Loan Documents. The aggregate amount of the Warehouse Advances made under the Warehouse Note, less repayments of principal, shall be the principal amount owing and unpaid on the Warehouse Note. The Warehouse Note shall be payable in the manner, and shall bear interest at the rates specified in this Credit Agreement."

            5.2 GAAP Net Worth. Section 5.2 is amended and restated, in its entirety as follows:

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                  "5.2 Adjusted Tangible Net Worth. The Adjusted Tangible Net
                  Worth of the Company shall, at all times, be greater than the sum of Three Million Eight Hundred Thousand Dollars ($3,800,000) through June 30, 2002; provided that on July 1, 2002 and at all times thereafter, the Adjusted Tangible Net Worth of the Company shall be greater than the sum of Five Million Dollars ($5,000,000.00)."

            5.3 Leverage Ratio. Section 5.3 is amended and restated as follows:

                  "5.3 Leverage Ratio. The ratio of Total Indebtedness to Adjusted Tangible Net Worth shall not exceed through and including September 30, 2002, thirteen (13) to one (1); then from October 1, 2002 through and including December 31, 2002; twelve (12) to one (1) and from January 1, 2003 onward, ten
                  (10) to one (1)."

            Exhibit A to the Warehousing Credit Agreement. Exhibit A to the Warehousing Credit Agreement (the Covenant Compliance Certificate) is hereby amended and restated in its entirety by Exhibit B to this Second Amendment.

            B. Ratification. Except as specifically amended by the provisions hereinabove, the Credit Agreement remains in full force and effect. The Borrower hereby reaffirms and ratifies all of its obligations under the Credit Agreement, as amended and modified hereby.

            C. Ratification of Pledge and Security Agreement. The Borrower hereby reaffirms and ratifies all of its obligations under the Pledge and Security Agreement, as amended and modified hereby dated January 25, 2002 between the Lender and the Borrower. All references in the Pledge and Security Agreement to the Credit Agreement and the Notes shall be references to the Credit Agreement and the Warehouse Promissory Note, as amended hereby.

            D. Warehouse Note. The Warehouse Note is amended and restated in its entirety by Exhibit A attached hereto.

            E     Amendment of Guaranty Agreements. Each Guaranty Agreement is
hereby amended to in Section 1 thereof, change the term "Fifteen Million Dollars ($15,000,000)" to "Twenty Five Million Dollars ($25,000,000)" and change the date "June 15, 2003" to "June 14, 2004." Except as amended hereby, the Guaranty Agreement executed by Joseph V. Fierro and the Guaranty Agreement executed by Steven B. Schnall each remain in full force and effect.

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            F.    Conditions Precedent. The Lender's obligations under this
Agreement are expressly conditioned upon, and subject to the following:

                  1. the execution and delivery by the Borrower and the Guarantors of this Agreement;

                  2. the execution and delivery by the Borrower of the Amended and Restated Warehouse Promissory Note;

                  3. delivery of any and all corporate resolutions of the Borrower reflecting that all necessary corporate action taken by the Borrower to authorize the execution, delivery and performance of this Agreement and all documents thereunder, certified by the secretary of the Borrower to be true, correct and in full force and effect as of the date of this Amendment;

                  4. any and all other documents which the Lender may require from the Borrower.

            G. Representations, Warranties and Covenants of the Borrower. To induce the Lender to enter into this Agreement, the Borrower represents and warrants to Bank as follows

                  1. The Borrower has full power, authority, and capacity to enter into this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its terms.

                  2. No Event of Default under the Note or any of the other Loan Documents has occurred which continues unwaived by the Bank, and no event which with the passage of time, the giving of notice or both would constitute an Event of Default, exists as of the date hereof.

                  3. The person executing this Agreement on behalf of the Borrower is duly authorized to do so.

                  4. The representations and warranties made by the Borrower in any of the Loan Documents are hereby remade and restated as of the date hereof.

                  5. There are no material actions, suits, legal, equitable, arbitration or administrative proceedings pending or threatened against the Borrower, the adverse determination of which could have a material adverse effect on the Loan Documents, the business operations or financial condition of the Borrower or the ability of the Borrower to fulfill its obligations under the Loan Documents.

            H. Affirmation. The Borrower affirms and confirms in all respects its obligations under the Note and the other Loan Documents (as that term is defined in the


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Credit Agreement) and acknowledges that all of the Loan Documents remain in full force and effect and unchanged except as expressly amended hereby.

            I.    Miscellaneous.

                  1. Time shall be of the essence in the performance of the Borrower's obligations under the Loan Documents.

                  2. To the extent that assignment is permitted under this Agreement, the provisions of this Agreement shall bind and benefit the Borrower and the Bank and their respective heirs, personal representatives, successors and assigns, including each subsequent holder, if any, of the Note.

                  3. This Agreement, the other Loan Documents and the related writings and the respective rights and obligations of the parties hereto shall be construed in accordance with and governed by the laws (including, without limitation, the conflicts of laws rules) of the Commonwealth of Kentucky.

                  4. The Borrower may not assign its rights under this Agreement to any other party. This Agreement may be modified only in writing executed by the Bank and the Borrower.

                  5. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability or any one or more of the other provisions hereof. The Borrower and the Bank agree that this Agreement shall be so interpreted as to give effect and validity to all the provisions hereof to the fullest extent permitted by law.

                  6. The Borrower shall sign such financing statements or other documents or instruments as the Bank may reasonably request from time to time to more fully create, perfect, continue, maintain or terminate the rights and security interests intended to be granted or created pursuant to this Agreement or the other Loan Documents.

                  7. The headings used in this Agreement are included for ease of reference only and shall not be considered in the interpretation or construction of this Agreement.

                  8. This Agreement may be signed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signature of each party. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms thereof to produce or account for more than one of such counterparts.

                                    * * * *

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      IN WITNESS WHEREOF, this Agreement has been executed by the parties on the dates set forth next to their names. This Agreement shall be effective (except as otherwise provided to the contrary herein) and shall be dated as of the date first above written.

                                        BORROWER:

                                        THE NEW YORK MORTGAGE
                                        COMPANY, LLC

                                        By   /s/ Steven B. Schnall
                                          --------------------------------------

                                        Title:   President
                                              ----------------------------------


                                        GUARANTORS:

                                             /s/ Steven B. Schnall
                                        ----------------------------------------
                                                 STEVEN B. SCHNALL

                                             /s/ Joseph V. Fierro
                                        ----------------------------------------
                                                 JOSEPH V. FIERRO


                                        NATIONAL CITY BANK OF KENTUCKY


                                        By   /s/ Michael A. Johnson
                                          --------------------------------------

                                        Title:   Vice President
                                              ----------------------------------


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